UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2010

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, VSE Corporation (the "Company") and Maurice A. Gauthier, who is the chief executive officer, president and a director of the Company, entered into an agreement amending the Employment Agreement, dated as of April 22, 2008, between the Company and Mr. Gauthier (as amended by Amendment Number One to the Employment Agreement effective as of April 22, 2008). The Employment Agreement, as amended on April 19, 2010, provides that the term of Mr. Gauthier’s employment with the Company will continue until April 28, 2012, unless it is terminated earlier by the Company or Mr. Gauthier pursuant to the agreement.  The amendment also provides that if the Company terminates Mr. Gauthier’s employment prior to April 28, 2012 without Cause, as defined in the agreement, Mr. Gauthier will be entitled to a lump sum severance payment equal to the lesser of (a) two times Mr. Gauthier’s base salary in effect as of the date of termination or (b) such amount as would not trigger the application of Section 280G of the Internal Revenue Code of 1986, as amended.

Item 9.01.                      Financial Statements and Exhibits

         (d)   Exhibits.

Exhibit
Number               Description

10.1.              Amendment Agreement made as of April 19, 2010 by and between VSE Corporation and Maurice A. Gauthier

 The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01 (d) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  VSE CORPORATION

Date: April 22, 2010	By: /s/ Thomas. R. Loftus
               Thomas R. Loftus
               Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number               Description

10.1.              Amendment Agreement made as of April 19, 2010 by and between VSE Corporation and Maurice A. Gauthier